The Board of Trustees and Shareholders
Templeton Income Trust

In planning and performing our audits of the financial statements of Templeton Global Bond Fund series of Templeton Income Trust for the year ended August 31, 1997, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Templeton Income Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accept accounting principles. Those controls include safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control component does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                          /s/ McGladrey & Pullen, LLP
                                             MCGLADREY & PULLEN, LLP

New York, New York
September 26 , 1997